Exhibit 99.2

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Development Agreement with Dexcom for Integration of Future Generation CGM Systems

San Diego, July 30, 2015 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the t:slim® and t:flex™ Insulin Pumps, today announced that it has entered into non-exclusive Development Agreements with Dexcom, Inc. to allow the integration of future generation Tandem insulin pumps with the Dexcom G5 and G6 continuous glucose monitoring (“CGM”) systems.

“Integrating Tandem’s next generation pump platform with Dexcom’s future CGM systems is an important step in aligning our technologies to be used in automated insulin delivery applications,” said Kim Blickenstaff, President and Chief Executive Officer of Tandem Diabetes Care. “We are committed to continue advancing the clinical applications of Tandem’s technology and are pleased to expand our relationship with Dexcom in support of this effort.”

“Using CGM data to direct insulin delivery is fundamental to offering the diabetes community an artificial pancreas solution,” said Steve Pacelli, EVP, Strategy & Corporate Development at Dexcom. “Our efforts with Tandem began with the display of CGM data on their pump and we are pleased to take this next step in the integration of our future products to support automated insulin delivery.”

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with diabetes who use insulin. The Company manufactures the t:slim® Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, and the t:flex™ Insulin Pump, the first pump designed for people with greater insulin requirements. Tandem is based in San Diego, California.

Exhibit 99.2

About Dexcom, Inc.

Dexcom, Inc., headquartered in San Diego, California, develops and markets continuous glucose monitoring systems for use by people with diabetes, as well as blood glucose monitoring systems used by healthcare providers in hospital critical care settings. For more information on the Dexcom CGM, visit www.dexcom.com.

Forward Looking Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to the Company’s development agreements to integrate Dexcom’s CGM systems with a future generation Tandem insulin pump, and for the integrated system’s potential use in automated insulin delivery applications. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including: risks associated with the development of new products generally,  including possible delays in the Company’s product development programs; possible future actions of the FDA or any other regulatory body or governmental authority, including the potential that the FDA may not agree with our proposed pathway for regulatory approval; the potential that the Company’s agreements with Dexcom could be terminated; and other risks identified in the Company’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes, use #tslim, #tflex, #tconnect, #tsimulator and $TNDM.

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t:slim and Tandem Diabetes Care are registered trademarks, and t:flex is a trademark of Tandem Diabetes Care, Inc.  Dexcom is a registered trademark of Dexcom, Inc.

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